CAVA ROBLES RV RESORT – PASO ROBLES, CA GROUND UP DEVELOPMENT OPENED JUNE 2018 INVESTOR PRESENTATION FEBRUARY 2019

FORWARD-LOOKING STATEMENTS This presentation has been prepared for informational purposes only from information supplied by Sun Communities, Inc. (the “Company” or “Sun”) and from third- party sources indicated herein. Such third-party information has not been independently verified. The Company makes no representation or warranty, expressed or implied, as to the accuracy or completeness of such information. This presentation contains various “forward-looking statements” within the meaning of the United States Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, as amended, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this presentation that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance” and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this presentation. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2018, and our other filings with the Securities and Exchange Commission from time to time, such risks and uncertainties include but are not limited to: . changes in general economic conditions, the real estate industry and the markets in which we operate; . difficulties in our ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully; . our liquidity and refinancing demands; . our ability to obtain or refinance maturing debt; . our ability to maintain compliance with covenants contained in our debt facilities; . availability of capital; . changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian and Australian dollars; . our ability to maintain rental rates and occupancy levels; . our failure to maintain effective internal control over financial reporting and disclosure controls and procedures; . increases in interest rates and operating costs, including insurance premiums and real property taxes; . risks related to natural disasters such as hurricanes, earthquakes, floods and wildfires; . general volatility of the capital markets and the market price of shares of our capital stock; . our failure to maintain our status as a REIT; . changes in real estate and zoning laws and regulations; . legislative or regulatory changes, including changes to laws governing the taxation of REITs; . litigation, judgments or settlements; . competitive market forces; . the ability of manufactured home buyers to obtain financing; and . the level of repossessions by manufactured home lenders. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included in this presentation, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements.

SUN COMMUNITIES, INC. (NYSE: SUI) OVERVIEW Current Portfolio as of December 31, 2018 4,891 371 communities 226 1,595 consisting of over 561 475 128,000 sites across 588 2,118 682 27,080 679 149 413 1,519 31 states and Ontario, 324 2,920 2,916 2,150 562 3,608 916 2,472 7,706 Canada 1,031 1,382 976 671 5,259 392 588 1,140 Trailing Twelve Months Rental Revenue as of December 31, 2018 8,674 Headquarters 43,791 RV - Annual 12% 32% Manufactured 230 MH Communities Age restricted Housing RV - Transient 110 RV Communities 73% 15% MH and RV Communities 31 68% All age 62% 30% 8% Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2018 as well as Press Releases after December 31, 2018 for additional information.

OPERATING AND FINANCIAL HIGHLIGHTS

Financial Performance

	Quarter Ended December 31,			Year Ended December 31,		
	2018	2017	% Change	2018	2017	% Change
Total Revenue	$274.0mm	$242.0mm	13.2%	$1,126.8mm	$982.6mm	14.7%
Total NOI	$150.5mm	$134.6mm	11.8%	$623.1mm	$550.5mm	13.2%
Same Community Revenue	$181.1mm	$170.6mm	6.2%	$746.4mm	$703.3mm	6.1%
Same Community NOI	$127.9mm	$118.0mm	8.4%	$512.4mm	$480.1mm	6.7%
EPS[1]	$0.11	$0.09	22.2%	$1.29	$0.85	51.8%
Core FFO / Share[1,2]	$1.03	$0.98	5.1%	$4.58	$4.17	9.8%

Operating Highlights

- Increased revenue producing sites by 722 sites during 4Q 2018 and 2,600 YTD
- Sold 878 total homes in 4Q 2018, which is a 3.3% increase over 4Q 2017, and 3,629 total homes in 2018, a 10.6% increase
- Sold 140 new homes in 4Q 2018, which is a 35.9% increase over 4Q 2017, and 526 new homes in 2018, a 45.3% increase
- Delivered 549 vacant expansion sites in 6 communities during 4Q 2018, bringing total deliveries for 2018 to 1,300 sites



CAVA ROBLES RV RESORT – PASO ROBLES, CA
GROUND UP DEVELOPMENT OPENED JUNE 2018

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2018 for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

1 Company information. Diluted.

2 Based on fully diluted shares of 90.066 million and 83.262 million for three months ended December 31, 2018 and December 31, 2017, respectively; and 86.141 million and 80.996 million for years ended 2018 and 2017, respectively.

SUN COMMUNITIES, INC.
4

2019 Operating and Financial Guidance

Guidance 2019

	Net Income	Core FFO
First quarter 2019, per fully diluted share	$0.31 - $0.34	$1.10 - $1.13
Full year 2019, per fully diluted share	$1.59 - $1.71	$4.76 - $4.86

Seasonality of Core FFO:

1Q19	2Q19	3Q19	4Q19
23.2%	23.7%	30.5%	22.6%

Same Community Portfolio

Number of Communities: 345

	2019E Change %
Income from real property (excluding transient revenue)	6.3% - 6.5%
Transient revenue	2.7% - 3.3%
Income from real property[1]	5.9% - 6.2%
Property operating and maintenance[1,2]	3.8% - 4.9%
Real estate taxes	6.5% - 6.8%
Total property operating expenses	4.4% - 5.4%
Net operating income[3]	6.2% - 7.0%

	2019E
Weighted average monthly rent increase	4.0%

Same community NOI seasonality:

1Q19	2Q19	3Q19	4Q19
25.2%	23.8%	26.1%	24.9%

Additional Information

	2019E
Increase in revenue producing sites	2,500 - 2,700
Vacant expansion site deliveries	1,200 - 1,400
Vacant ground-up development site deliveries	800 - 1,000
New home sales volume	550 - 600
Pre-owned home sales volume	2,700 - 3,000



Palm Creek Golf and RV Resort– Casa Grande, AZ

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2018 as well as Press Releases after December 31, 2018 for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

Note: The estimates and assumptions presented on this page represent a range of possible outcomes and may differ materially from actual results. Guidance estimates include acquisitions completed through February 20, 2019 and exclude any prospective acquisitions or capital markets activity. The estimates and assumptions are forward looking based on the Company's *current assessment of economic and market conditions, as well as other risks outlined above under the caption "Forward Looking Statements."*

1 Water and sewer utility revenue of $34.5 million has been reclassified from Income from real property to net against the related expense in Property operating maintenance.

2 2018 actual property operating and maintenance expense excludes $0.7 million of expenses incurred for recently acquired properties to bring the properties up *to the Company's operating standards that do not meet the Company's* capitalization policy.

3 Same community property operating and maintenance expense includes $1.9 million of previously capitalized internal leasing costs related to the implementation of the new lease accounting standard. Without this change, 2019 Same community NOI growth would be in the range of 6.6 percent to 7.4 percent.

Sun Communities, Inc.

5

2018 AND 2019 YTD COMMUNITY AND LAND ACQUISITIONS

- Acquired 27 communities and 7 land parcels in 17 states with ~8,400 developed sites and ~3,500 additional sites for expansion or development as of February 20, 2019



1
321
2
695, 311
1
333
5
1,782, 297
1
242, 30
1
291
1
231, 30
1
258, 86
1
315
1
155, 100
2
88
2
865
4
562, 50
2
1,454
2
776
3
425, 288
4
905, 524

Number of Communities / Land

Total Developed Sites

Total Development Sites Available

Acquisition Date	Community / Portfolio Name	Total Value (mm)
5//2018	Compass RV Resort	$14.0
6/2018	Highway West Portfolio	36.5
6/2018	Silver Creek RV Resort	7.3
6/2018	Northgate[1]	256.8
7/2018	The Sands RV Resort	14.3
8/2018	Petoskey RV Resort	9.0
8/2018	Archview [2]	14.6
10/2018	Leaf Verde RV Resort	11.6
Total 2018 Community Acquisitions		$364.0
	(7) Land Parcels	13.9
Total 2018 Community and Land Acquisitions		$377.9

1/2019	Hacienda Del Rio	$115.3
1/2019	Hid'n Pines	10.8
1/2019	Country Village Estates	61.8
2/2019	Buena Vista	22.3
2/2019	Shelby Forest, Shelby West	94.5
2/2019	Massey's Landing	20.0
Total 2019 YTD Community Acquisitions		$324.7

SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2018 for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

1 Purchased an 80% equity interest in Sun NG RV Resorts

2 Archview is part of the Highway West portfolio

6

POWERING SUN'S GROWTH ENGINE

- Sun is the premier owner and operator of manufactured home ("MH") and recreational vehicle ("RV") communities
- Strong cycle-tested record of operating, expanding and acquiring MH and RV communities dating back to 1975

INTERNAL

Contractual Rent Increases

- Weighted average monthly rent has historically increased by 2-4% annually
- 4Q 2018 weighted average monthly rent increase of 4.1%
- 2019 expected weighted average monthly rent increase of 4%

MH Occupancy Gains

- 4Q 2018 MH occupancy of 95.0%
- 145 communities are 98%+ occupied
- Expect additional 250 - 300 bps of occupancy gains across MH portfolio to reach 98%

Expansions

- Constructed 549 expansion sites in 4Q 2018 and a total of 1,300 expansion sites in 2018
- ~8,100 sites available for expansion in 2019 and beyond
- Expected to construct 1,200 – 1,400 vacant expansion sites in 2019

Transient Conversions

- ~19,000 transient RV sites in portfolio, a portion of which can be converted to annual leases over time
- 280 total conversions in 4Q 2018 and 1,159 total conversions in 2018
- Conversions have historically increased revenues / site by 40-60% for the first full year after conversion

EXTERNAL

Acquisitions

- 2015-2018 historical average of ~$185mm in single asset and small portfolio acquisitions
- Investment in 20 operating properties valued at ~$364mm in 2018
- Have purchased 7 operating properties valued at $325mm YTD 2019
- High degree of visibility into the company's acquisition pipeline

Development

- 2-3 greenfield development starts per year targeting high single digit IRRs upon stabilization
- In 2018, opened first 332 site RV ground-up development in Paso Robles, CA
- Projects underway in South Carolina and Colorado

SUN
SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2018 for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

7

SUN’S FAVORABLE REVENUE DRIVERS . The average cost to move a home ranges from $5K- MH Resident Move-out Trends1 $10K, resulting in low move-out of homes . Yearly home move-outs in our MH communities is less 6.2% than 1% 0.9% . Tenure of residents in our MH communities is Resident Re-sales Resident Move-outs 1 approximately 14 years (Home stays in community) (Home leaves community) Riverside Club Golf & Marina– Ruskin, FL Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2018 for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. 1 Three year average.

Consistent and Cycle Tested Internal Growth

- Sun's average same community NOI growth has exceeded REIT industry average by ~180 bps and the apartment sector's average by ~170 bps since 1998
- Every individual year or rolling 4-quarter period has positive same community NOI growth

Same Community NOI Growth

Annual Growth Since 1998


Apartment REITs
Sun Communities
10.0%
5.0%
0.0%
(5.0%)
(10.0%)
3Q98
3Q99
3Q00
3Q01
3Q02
3Q03
3Q04
3Q05
3Q06
3Q07
3Q08
3Q09
3Q10
3Q11
3Q12
3Q13
3Q14
3Q15
3Q16
3Q17
3Q18

Average Annual Growth Since 1998


4.9%
SUI:
+ ~170bps
3.2%
SUI:
+ ~180bps
3.1%
Sun Communities
Apartment REITs
REIT Industry

SUN
SUN COMMUNITIES, INC.

Source: Citi Investment research, September 2018. *"REIT Industry Average" includes an index of REITs across a variety of asset classes including: self storage; mixed office;* regional malls; shopping centers; apartments; student housing; manufactured homes and specialty. Refer to information regarding non-GAAP financial measures of the attached Appendix.

9

MANUFACTURED HOUSING VS. OTHER RENTAL OPTIONS . Sun’s manufactured homes provide nearly 25% more space at ~48% less cost per square foot PRICE $0.76 per sq. ft.  $1.46 per sq. ft SQUARE FOOTAGE 1,250 sq. ft.  1,000 sq. ft. RENT $950 per month  $1,460 per month 1 Source: Company information. 2 Source: Zillow – U.S. Median Monthly Rent (Zillow rent index, December 2018). Includes multifamily, single family and duplex 2-bedroom rentals

MANUFACTURED HOUSING VS. SINGLE FAMILY . Sun’s communities offer affordable options in attractive locations Manufactured Homes Single Family Homes  Average cost of a new Manufactured Home is  Average cost of Single Family is $293,727 or $71,900 or roughly 2 years median income roughly 7 years median income $400,000 Manufactured Homes Portion of purchase price attributable to land Single Family Homes $350,000 $300,000 $250,000 $293,727 $263,256 $272,454 $278,409 $200,000 $249,429 $223,085 $203,182 $206,560 $207,950 $150,000 $100,000 Average $50,000 Household $63,100 $62,800 $60,500 $62,200 $64,000 $65,300 $68,000 $70,600 $71,900 Income ~$40,0001 $- 2009 2010 2011 2012 2013 2014 2015 2016 2017 Source: U.S. Department of Census, Cost & Size Comparisons of New Manufactured & New Single-Family Site-Built Homes (2009-2017) 1 Average of 2018 primary applicant household income for SUI’s manufactured housing communities

MANUFACTURED HOUSING AND RV MANUFACTURING BUSINESSES INCREASING SHIPMENTS . The demand for affordable homeownership and vacationing is reflected in the increased output from manufactured housing and RV manufacturers . Current yearly manufactured housing shipments as a percentage of single family starts are significantly below long-term averages Manufactured Home Shipments Recreational Vehicle Shipments (in thousands) (in thousands) 96.6 504.6 92.9 483.7 81.2 430.7 374.2 70.5 356.7 64.3 60.2 321.1 54.9 285.9 51.6 50.0 242.3 252.3 2010 2011 2012 2013 2014 2015 2016 2017 2018 2010 2011 2012 2013 2014 2015 2016 2017 2018 Manufactured Home Shipments as Percentage of Single Family Starts 40% 35% 30% 25% 20% Long-Term 15% Average 17.3% 10% Current 9.7%1 5% 0% Source: RVIA Business Indicators, December 2018; US Census Bureau 1 Current average is based on single family starts through 9/30/2018 annualized

EXPANSIONS PROVIDE STRONG GROWTH AND ATTRACTIVE RETURNS . At the start of 2019, inventory of ~8,100 zoned and entitled sites available for expansion at 75 properties in 19 states and Ontario, Canada . 549 sites were delivered at 6 communities during the fourth quarter of 2018, bringing YTD expansion site deliveries to 1,300 in 13 communities . A 100-site expansion at a $35,000 cost per site, is expected to lease up between 12-24 months, results in a 5-year IRR of 12% - 14% . Expansion in communities with high occupancies and continued strong demand Boulder Ridge – Pflugerville, TX River Ranch – Austin, TX Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2018 for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

Expansion Opportunities Supported by Rental Program

- Sun's rental program is a key onboarding and conversion tool for our communities

Rental Program All-in 5-Year Unlevered IRR

- $48,000 initial investment in new home
- Weighted average monthly rental rate ~$950 x 12 = $11,400 (3% annual increases)
- Monthly operating expenses[1] +1 month vacancy factor $275 x 12 = $3,300 (3% annual increases)
- End of 5-year period sell the home and recoup 90% of original invoice price
- All-in 5-year unlevered IRR in the high teens


Riverside Club – Ruskin, FL


Riverside Club – Ruskin, FL

SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2018 for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

1 Operating expenses include repairs and refurbishment, taxes and insurance, marketing, and commissions.

14

EXTRACTING VALUE FROM STRATEGIC ACQUISITIONS REPOSITIONING PROFESSIONAL WITH ADDIT’L SKILLED OPERATIONAL CAPEX MANAGEMENT EXPENSE MANAGEMENT HOME SALES ENTAL & R ADDING ROGRAM P VALUE WITH EXPANSIONS INCREASING MARKET CALL RENT CENTER & DIGITAL MARKETING OUTREACH Year-end Communities and Sites . Since May 2011, Sun has acquired communities valued in excess of $4.8 billion, increasing its number of sites and communities by ~190%1 2011 2012 2013 2014 2015 2016 2017 2018 159 communities 173 communities 188 communities 217 communities 231 communities 341 communities 350 communities 371 communities 54,811 sites 63,697 sites 69,789 sites 79,554 sites 88,612 sites 117,376 sites 121,892 sites 128,454 sites Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2018 for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. 1 Includes 30 community dispositions realized in 2014 and 2015.

Strategic Balance Sheet

- Balance sheet supports growth strategy
- Sun's annual mortgage maturities average 5.1% from 2019 - 2023

Net Debt / EBITDA[1]



Reduced leverage by 4.1x since 2011
9.7x
8.4x
7.2x
7.3x
6.6x
7.5x
6.3x
5.6x
2011
2012
2013
2014
2015
2016
2017
2018

Net Debt / TEV[2]



~36% reduction since 2011
61.5%
50.4%
45.8%
34.8%
34.0%
33.8%
28.2%
25.2%
2011
2012
2013
2014
2015
2016
2017
2018

Mortgage Debt Outstanding

principal amounts in thousands

Quarter Ended December 31, 2018

	Principal Outstanding[3]	WA Interest Rates
CMBS	$405,702	5.10%
Fannie Mae	$770,417	4.39%
Life Companies	$1,259,158	3.96%
Freddie Mac	$380,680	3.86%
Total	$2,815,957	4.22%

Mortgage Debt 5-Year Maturity Ladder

amounts in thousands



CMBS
Fannie Mae
Freddie Mac
Life Companies
$0
$58,078
$270,680
$82,155
$307,465
2019
2020
2021
2022
2023

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2018 for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.

1 The debt ratios are calculated using trailing 12 months recurring EBITDA for the period ended December 31, 2018. Refer to information regarding non-GAAP financial measures in the attached Appendix.

2 Total Enterprise Value includes common shares outstanding (per Supplemental), OP Units and Preferred OP Units, as converted, outstanding at the end of each respective period.

3 Includes premium / discount on debt and financing costs.

SUN COMMUNITIES, INC.
16

APPENDIX Carolina Pines – Conway, South Carolina Ground up development expected to open first phase in late-2019

STRATEGY-DRIVEN OUTPERFORMANCE . Sun has significantly outperformed major REIT and broader market indices over the last ten years 2018 Total Return 3-year Total Return 30.0% 80.0% 25.0% 70.0% 67% 20.0% 60.0% 50.0% 15.0% 14% 40.0% 10.0% 30.0% 32% 5.0% 20.0% 0.0% 4 10.0% 10% (5%) (5.0%) 0.0% (10.0%) (10.0%) (15.0%) (20.0%) 5-year Total Return 10-year Total Return 200.0% 1,500.0% 191% 1,400.0% 180.0% 1,300.0% 1,317% 160.0% 1,200.0% 1,100.0% 140.0% 1,000.0% 120.0% 900.0% 800.0% 100.0% 700.0% 80.0% 600.0% 500.0% 60.0% 52% 400.0% 46% 40.0% 300.0% 232% 200.0% 226% 20.0% 100.0% 0.0% 0.0% (100.0%) Sun Communities, Inc. (SUI) S&P 500 MSCI US REIT (RMS Source: S&P Global as of December 31, 2018.

CONSISTENT NOI GROWTH . Manufactured housing is one of the most recession-resistant sectors of the housing and commercial real estate sectors and has consistently outperformed multifamily in same community NOI growth since 2000 NOI Growth $230 $225 Self-storage $224 Sun Communities $219 Manufactured Housing $210 $190 $170 $158 Multifamily $150 $147 Mall $141 Shopping Centers $140 Industrial $130 $132 Office $110 $90 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Source: Citi Investment research, September, 2018. Refer to information regarding non-GAAP financial measures in this Appendix.

NON-GAAP TERMS DEFINED Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets. NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate- related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results. The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”). The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.

Net Income to FFO Reconciliation

(amounts in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,		
	2018	2017	2018	2017	2016
Net income attributable to Sun Communities, Inc. common stockholders	$ 9,039	$ 7,438	$ 105,493	$ 65,021	$ 17,369
Adjustments:					
Depreciation and amortization	81,314	72,068	288,206	262,211	221,576
Remeasurement of marketable securities	3,639	-	3,639	-	-
Amounts attributable to noncontrolling interests	15	825	7,740	4,535	(41)
Preferred return to preferred OP units	552	570	2,206	2,320	2,462
Preferred distribution to Series A-4 preferred stock	432	441	1,737	2,107	-
Gain on disposition of properties, net	-	-	-	-	-
Gain on disposition of assets, net	(6,429)	(4,733)	(23,406)	(16,075)	(15,713)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities	88,562	76,609	385,615	320,119	225,653
Adjustments:					
Transaction costs	-	2,811	-	9,801	31,914
Other acquisition related costs	220	98	1,001	2,810	3,328
Income from nonconsolidated affiliates	-	-	-	-	(500)
Catastrophic weather related charges, net	2,079	228	92	8,352	1,172
Loss of earnings - catastrophic weather related	(1,267)	292	(292)	292	-
Preferred stock redemption costs	-	-	-	-	-
Loss on extinguishment of debt	-	5,260	2,657	6,019	1,127
Other expense / (income), net	3,239	(3,642)	6,453	(8,982)	4,676
Debt premium write-off	(65)	(905)	(1,467)	(1,343)	(839)
Ground lease intangible write-off	-	898	817	898	-
Deferred tax (benefit) / expense	(73)	163	(507)	(582)	(400)
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities	$ 92,695	$ 81,812	$ 394,369	$ 337,384	$ 266,131
Weighted average common shares outstanding - basic	85,481	78,633	81,387	76,084	65,856
Weighted average common shares outstanding - fully diluted	90,066	83,262	86,141	80,996	70,165
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per share - fully diluted	$ 0.98	$ 0.92	$ 4.48	$ 3.95	$ 3.22
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per share - fully diluted	$ 1.03	$ 0.98	$ 4.58	$ 4.17	$ 3.79

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2018 for additional information.

SUN COMMUNITIES, INC.
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Net Income to NOI Reconciliation

(amounts in thousands)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Net income attributable to Sun Communities, Inc., common stockholders	$ 9,039	$ 7,438	$ 105,493	$ 65,021	$ 17,369
Other revenues	(8,136)	(6,287)	(27,057)	(24,874)	(21,150)
Home selling expenses	4,403	3,066	15,722	12,457	9,744
General and administrative	20,570	18,409	81,438	74,232	63,662
Transaction costs	334	2,811	472	9,801	31,914
Depreciation and amortization	81,070	71,817	287,262	261,536	221,770
Loss on extinguishment of debt	-	5,260	2,657	6,019	1,127
Interest expense	33,313	32,116	132,783	130,242	122,315
Catastrophic weather related charges, net	2,079	228	92	8,352	1,172
Other expense / (income), net	3,239	(3,642)	6,453	(8,982)	4,676
Remeasurement of marketable securities	3,639	-	3,639	-	-
Current tax (benefit) / expense	(17)	313	595	446	683
Deferred tax (benefit) / expense	(73)	163	(507)	(582)	(400)
Income from nonconsolidated affiliates	(587)	-	(646)	-	(500)
Preferred return to preferred OP units	1,151	1,099	4,486	4,581	5,006
Amounts attributable to noncontrolling interests	51	876	8,443	5,055	150
Preferred stock distributions	431	929	1,736	7,162	8,946
Preferred stock redemption costs	-	-	-	-	-
NOI/Gross Profit	$ 150,506	$ 134,596	$ 623,061	$ 550,466	$ 466,484

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Real Property NOI	$ 132,255	$ 118,067	$ 533,321	$ 479,662	$ 403,337
Rental Program NOI	23,714	23,598	96,173	92,268	85,019
Home Sales NOI / Gross Profit	11,645	8,974	42,698	32,294	30,087
Ancillary NOI / Gross Profit	(738)	(16)	16,484	10,075	9,641
Site rent from Rental Program (included in Real Property NOI)	(16,370)	(16,027)	(65,615)	(63,833)	(61,600)
NOI / Gross Profit	$ 150,506	$ 134,596	$ 623,061	$ 550,466	$ 466,484

SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2018 for additional information.

22

NET INCOME TO RECURRING EBITDA RECONCILIATION

(amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,		
	2018	2017	2018	2017	2016
Net income attributable to Sun Communities, Inc., common stockholders	$ 9,039	$ 7,438	$ 105,493	$ 65,021	$ 17,369
Adjustments:					
Interest expense	33,313	32,116	132,783	130,242	122,315
Loss on extinguishment of debt	-	5,260	2,657	6,019	1,127
Current tax (benefit) / expense	(17)	313	595	446	683
Deferred tax (benefit) / expense	(73)	163	(507)	(582)	(400)
Income from nonconsolidated affiliates	(587)	-	(646)	-	(500)
Depreciation and amortization	81,070	71,817	287,262	261,536	221,770
Gain on disposition of properties, net	-	-	-	-	-
Gain on disposition of assets, net	(6,429)	(4,733)	(23,406)	(16,075)	(15,713)
EBITDAre	$ 116,316	$ 112,374	$ 504,231	$ 446,607	$ 346,651
Adjustments:					
Transaction costs	334	2,811	472	9,801	31,914
Reameasurement of marketable securities	3,639	-	3,639	-	-
Other expense / (income), net	3,239	(3,642)	6,453	(8,982)	4,676
Catastrophic weather related charges, net	2,079	228	92	8,352	1,172
Preferred return to preferred OP units / equity	1,151	1,099	4,486	4,581	5,006
Amounts attributable to noncontrolling interests	51	876	8,443	5,055	150
Preferred stock distributions	431	929	1,736	7,162	8,946
Preferred stock redemption costs	-	-	-	-	-
Plus: Gain on dispositions of assets, net	6,429	4,733	23,406	16,075	15,713
Recurring EBITDA	$ 133,669	$ 119,408	$ 552,958	$ 488,651	$ 414,228

SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2018 for additional information.

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